SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

FILED BY THE REGISTRANT ☒
FILED BY A PARTY OTHER THAN THE REGISTRANT ☐
Check the appropriate box:

࿠	Preliminary Proxy Statement
࿠	Confidential, for Use of the Commission Only (as permitted by Rule 14a−6(e)(2))
࿠	Definitive Proxy Statement
࿠	Definitive Additional Materials
࿠	Soliciting Material Pursuant to §240.14a−12

GENESIS MICROCHIP INC.

(Name of Registrant as Specified In Its Charter)
Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

☒	No fee required.
࿠	Fee computed on table below per Exchange Act Rules 14a−6(i)(1) and 0−11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0−11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

࿠	Fee paid previously with preliminary materials.

࿠
Check box if any part of the fee is offset as provided by Exchange Act Rule 0−11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Genesis Microchip Inc. (“Genesis”) sent the following communication to Genesis stockholders in connection with the 2007 Annual Meeting of Stockholders, scheduled to be held on October 9, 2007.

GENESIS MICROCHIP INC.
2525 Augustine Drive
Santa Clara, California 95054

September 26, 2007

Dear Fellow Stockholder:

We have previously sent to you proxy material for the Annual Meeting of Genesis Microchip Inc. stockholders, scheduled to be held on October 9, 2007. Your Board of Directors unanimously recommends that stockholders vote FOR all items on the agenda.

Your vote is especially important this year since there are several non-routine proposals on the agenda. These proposals are more fully described in the proxy statement sent to you previously.

Your Board strongly encourages you to participate in the Annual Meeting by voting your shares. Your vote, no matter how many or how few shares you own, is important.

Whether or not you have already done so, please vote TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided.

Very truly yours,

/s/ Jeffrey Lin

Jeffrey Lin
Secretary
Genesis Microchip Inc.

REMEMBER:
You can vote your shares by telephone, or via the Internet.
Please follow the easy instructions on the enclosed card.

If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED
TOLL-FREE, at 1-888-750-5834.